  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997

                                                REGISTRATION NO. 333-28133
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       DATAMAX INTERNATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    3577                   59-309-4679
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                               ----------------

            4501 PARKWAY COMMERCE BOULEVARD, ORLANDO, FLORIDA 32808
                                (407) 578-8007
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 PETER D. ORR
            4501 PARKWAY COMMERCE BOULEVARD, ORLANDO, FLORIDA 32808
                                (407) 578-8007
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                WITH COPIES TO:
          MARK B. TRESNOWSKI                       MARK J. MACENKA
           KIRKLAND & ELLIS                TESTA, HURWITZ & THIBEAULT, LLP
        200 EAST RANDOLPH DRIVE          HIGH STREET TOWER, 125 HIGH STREET
        CHICAGO, ILLINOIS 60601              BOSTON, MASSACHUSETTS 02110
            (312) 861-2000                         (617) 248-7000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery to the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered other than underwriting compensation:

      Securities and Exchange Commission Registration Fee.............. $22,727
      NASD Filing Fee..................................................    *
      Nasdaq Original Listing Fee......................................    *
      Blue Sky Fees and Expenses
       (including attorneys' fees and expenses)........................    *
      Printing and Engraving Expenses..................................    *
      Transfer Agent's Fees and Expenses...............................    *
      Accounting Fees and Expenses.....................................    *
      Legal Fees and Expenses..........................................    *
      Miscellaneous Expenses...........................................    *
                                                                        -------
          Total........................................................ $   *
                                                                        =======

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   *To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by
Section 145.

  In that regard, the Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The Company has issued options to purchase an aggregate of shares of Common Stock pursuant to its 1991 Stock Option Plan and 1996 Stock
Plan,           of which have been exercised.

  The Company has not sold any unregistered securities, other than those described above, in the last three years. All of the sales described above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof, as transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

      *1.1     Form of Underwriting Agreement.
       3.1     Amended and Restated Certificate of Incorporation of the Compa-
               ny.
       3.2     Bylaws of the Company.
      *4.1     Form of certificate representing shares of Common Stock of the
               Company.
      *5.1     Opinion of Kirkland & Ellis with respect to legality.
     *10.1     DMX International Corporation 1991 Stock Option Plan.+
      10.2     Datamax International Corporation 1996 Long-Term Performance In-
               centive Plan.+
      10.3     Datamax International Corporation Employee Stock Purchase Plan.+
      10.4     Employment Agreement dated February 23, 1997, between Datamax and Marvin A. Davis.+
      10.5     Nonqualified Stock Option Agreement, dated September 12, 1996, between the Company and Marvin A. Davis.+
     *10.6     Employment Agreement between Datamax Corporation and Thomas E.
               Turner.+
      10.7     Incentive Stock Option Agreement, dated May 10, 1993, between the Company and Thomas E. Turner.+
      10.8     Second Amended and Restated Stock Option Agreement, dated July
               16, 1993, between the Company and Robert L. Wohlers.+
      10.9     Confidentiality, Consulting and Noncompete Agreement, dated
               April 25, 1996, between the Company and Robert C. Strandberg.+

       10.10   Stockholders Agreement, dated February 26, 1993, among the Com-
               pany and certain of its stockholders.
      *10.11   Form of Termination Agreement among the Company and certain of its stockholders.
      *10.12   Registration Agreement, dated February 26, 1993, among the Com-
               pany and certain of its stockholder, together with certain join-
               der agreements thereto.
      *10.13   Form of Agreement Regarding Director Nominations, dated
                , 1995, among the Company and Liberty Holdings.
      *10.14   Stock Purchase Agreement, dated February 7, 1996, by and among the Company, Pioneer Labels, Inc. and the stockholders of Pio-
               neer Labels, Inc.
      *10.15   Agreement of Purchase and Sale of Assets, dated November 3,
               1995, between the Company and Unimark, Inc.
       10.16   Transition Services Agreement, dated November 3, 1995, between the Company and Unimark, Inc.
       10.17   Noncompetition Agreement, dated November 3, 1995, among the Com-
               pany, Robert L. Wohlers, G. William Hartman, Jr., Robert C.
               Strandberg and Unimark, Inc.
       10.18   Lease, dated January 27, 1989, between John Hancock Mutual Life
               Insurance Company and Datamax, together with certain amendments thereto.
      *21.1    Subsidiaries of the Company.
      *23.1    Consent of Kirkland & Ellis (included in opinion filed as Ex-
               hibit 5.1).
     **23.2    Consent of Coopers & Lybrand L.L.P.
     **24.1    Power of attorney (included on signature page).

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 *To be filed by amendment

**Previously filed

 +Management contract or compensation plan or arrangement

  (b) FINANCIAL STATEMENT SCHEDULES.

  No schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are required under the related instructions, as they are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to every purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ORLANDO, STATE OF FLORIDA, ON JUNE 12, 1997.

                                          Datamax International Corporation

                                                          *
                                          By: _________________________________
                                             Marvin A. Davis, Chief Executive
                                                          Officer

                                  *  *  *  *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JUNE 12, 1997, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


                     *                      Director, Chairman of the Board and Chief
___________________________________________   Executive Officer (principal executive
              Marvin A. Davis                 officer)

                     *                      Chief Financial Officer (principal
___________________________________________   accounting and financial officer)
             T. Michael Janney

                     *                      Director
___________________________________________
             Peter E. Bennett

                     *                      Director
___________________________________________
             Donald H. Gately

                     *                      Director
___________________________________________
             Carl E. Ring, Jr.

                     *                      Director
___________________________________________
             Thomas E. Turner

                     *                      Director
___________________________________________
              Robert A. Spann

                     *                      Director
___________________________________________
             Jeffrey A. Weber

                     *                      Director
___________________________________________
             Robert L. Wohlers


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

            /s/ Peter D. Orr                Attorney-in-Fact
___________________________________________
               Peter D. Orr


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